Exhibit 99.1

  FOR IMMEDIATE RELEASE

PRA Health Sciences, Inc. Reports Fourth Quarter and Full Year 2020 Results

•Net new business of $872.4 million in the fourth quarter excluding reimbursement revenue; representing growth of 32.4%; Net book-to-bill of 1.42
•Net new business of $1,437.8 million in the fourth quarter including reimbursement revenue; representing growth of 58.4%; Net book-to-bill of 1.80
•$873.5 million of total revenue in the fourth quarter; representing growth of 9.1% at actual foreign exchange rates and 8.0% on a constant currency basis
•Fourth quarter GAAP net income per diluted share of $0.78; GAAP net income of $51.3 million
•Fourth quarter adjusted net income per diluted share was $1.55 per share; Adjusted net income of $101.2 million

RALEIGH, N.C., February 24, 2021 -- PRA Health Sciences, Inc. (“PRA,” "we," "us," or the “Company”) (NASDAQ: PRAH) today reported financial results for the quarter and year ended December 31, 2020.

"I am delighted to report fourth quarter revenue and earnings that significantly outperformed the updated guidance we provided back in November. I am also excited to report another quarter of record gross and net new business awards" said Colin Shannon, PRA's Chief Executive Officer. "We finished the year on a very positive note and I believe we are extremely well positioned for the coming year."

Net new business for our Clinical Research segment for the three months ended December 31, 2020 was $872.4 million, representing a net book-to-bill ratio of 1.42 for the period. Net new business for our Clinical Research segment for the three months ended December 31, 2020 including reimbursement revenue was $1,437.8 million, representing a net book-to-bill of 1.80 for the period. Net new business, excluding reimbursement revenue, contributed to an ending backlog at December 31, 2020 of $5.4 billion, an increase of 14.6% year over year and 5.6% sequentially.

For the three months ended December 31, 2020, revenue was $873.5 million, which represents an increase of 9.1%, or $73.2 million, compared to the fourth quarter of 2019 at actual foreign exchange rates. On a constant currency basis, revenue increased $64.3 million, an increase of 8.0% compared to the fourth quarter of 2019. The Clinical Research segment generated revenues of $797.5 million, an increase of 10.0% year over year and 8.9% sequentially. The Data Solutions segment generated revenues of $75.9 million, an increase of 1.1% year over year and 18.3% sequentially.

Direct costs, exclusive of depreciation and amortization, were $437.7 million during the three months ended December 31, 2020 compared to $386.1 million for the three months ended December 31, 2019 at actual foreign exchange rates. On a constant currency basis, direct costs increased by $47.4 million compared to the fourth quarter of 2019. The increase in direct costs continues to be driven by increased labor costs in our Clinical Research segment and increased data costs in our Data Solutions segment.

Direct costs were 50.1% of revenue during the fourth quarter of 2020 compared to 48.2% of revenue during the fourth quarter of 2019.

Selling, general and administrative expenses were $120.7 million during the three months ended December 31, 2020 compared to $103.5 million for the three months ended December 31, 2019. Selling, general and administrative costs were 13.8% of revenue during the fourth quarter of 2020 compared to 12.9% of revenue during the fourth quarter of 2019.

GAAP net income attributable to PRA was $51.3 million for the three months ended December 31, 2020, or $0.78 per share on a diluted basis, compared to $74.8 million for the three months ended December 31, 2019, or $1.16 per share on a diluted basis.

EBITDA was $116.8 million for the three months ended December 31, 2020, representing a decrease of 6.5% compared to the three months ended December 31, 2019. Adjusted EBITDA was $152.5 million for the three months ended December 31, 2020, representing an increase of 2.7% compared to the three months ended December 31, 2019.

Adjusted net income was $101.2 million for the three months ended December 31, 2020, representing an increase of 2.5% compared to the three months ended December 31, 2019. Adjusted net income per diluted share was $1.55 for the three months ended December 31, 2020, representing an increase of 0.6% compared to the three months ended December 31, 2019.

Full Year 2020 Financial Highlights

For the twelve months ended December 31, 2020, revenue was $3,183.4 million, which represents an increase of 3.8%, or $117.1 million, compared to the twelve months ended December 31, 2019 at actual foreign exchange rates. On a constant currency basis, revenue grew $112.7 million, representing growth of 3.7% compared to the twelve months ended December 31, 2019.

GAAP income from operations was $328.1 million, GAAP net income was $197.0 million, or $3.04 per share on a diluted basis, for the twelve months ended December 31, 2020.

Adjusted net income was $307.8 million for the twelve months ended December 31, 2020, a decrease of 9.7% compared to the same period in 2019. Adjusted net income per diluted share was $4.75 for the twelve months ended December 31, 2020, a decrease of 8.1% compared to the same period in 2019.

Conference Call Details

PRA will not hold its previously scheduled fourth quarter and full year 2020 earnings conference call on Friday, February 26, 2021 at 9:00 a.m. (ET).

Additional Information

A reconciliation of our non-GAAP measures, EBITDA, adjusted EBITDA, adjusted net income, adjusted net income per share, to the corresponding GAAP measures is included in this press release.

A financial supplement with fourth quarter 2020 results, which should be read in conjunction with this press release, may be found in the Investor Relations section of our website at investor.prahs.com in a document titled “Q4 2020 Earnings Presentation.”

About PRA Health Sciences

PRA (NASDAQ: PRAH) is one of the world’s leading global contract research organizations by revenue, providing outsourced clinical development and data solution services to the biotechnology and pharmaceutical industries. PRA’s global clinical development platform includes more than 70 offices across North America, Europe, Asia, Latin America, South Africa, Australia and the Middle East and more than 18,100 employees worldwide. Since 2000, PRA has participated in approximately 4,200 clinical trials worldwide. In addition, PRA has participated in the pivotal or supportive trials that led to U.S. Food and Drug Administration or international regulatory approval of more than 100 drugs.

PRA has therapeutic expertise in areas that are among the largest in pharmaceutical development, including oncology, immunology, central nervous system, inflammation and infectious diseases. PRA believes that it provides its clients with flexible clinical development service offerings, which include both traditional, project-based Phase I through Phase IV services, as well as embedded, functional outsourcing and data solution services. The Company has invested in medical informatics and clinical technologies designed to enhance efficiencies, improve study predictability and provide better transparency to clients throughout their clinical development processes. To learn more about PRA, please visit www.prahs.com.

Internet Posting of Information: The Company routinely posts information that may be important to investors in the ‘Investor Relations’ section of the Company’s website at www.prahs.com. The Company encourages investors and potential investors to consult the Company’s website regularly for important information about the Company.

Contacts:

Kevin Doherty
Solebury Trout
Managing Director
InvestorRelations@prahs.com or
kdoherty@soleburytrout.com

Forward-Looking Statements

This press release contains forward-looking statements that reflect, among other things, the Company’s current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements, market trends or industry results to differ materially from those expressed or implied by such forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may constitute forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Actual results may differ materially from the Company’s expectations due to a number of factors, including that most of the Company’s contracts may be terminated on short notice and that the Company may be unable to maintain large customer contracts or to enter into new contracts; the Company may underprice contracts, overrun its cost estimates, or fail to receive approval for, or experience delays in, documenting change orders; the historical indications of the relationship of backlog to revenues may not be indicative of their future relationship; the Company may be unable to attract suitable investigators and patients for its clinical trials; the Company could be subject to employment liability with its embedded and functional outsourcing solutions as it places employees at the physical workplaces of its clients; the Company may lose key personnel or be unable to recruit and retain experienced personnel; the Company may be unable to maintain information systems or effectively update them; a failure or breach of the Company’s IT systems could result in customer information being compromised or otherwise significantly disrupt the Company’s business operations; client or therapeutic concentration or competition among clients could harm the Company’s business; if the Company does not keep pace with rapid technological changes, its services may become less competitive or obsolete; the Company may be unable to successfully identify, acquire and integrate businesses, services and technologies or to manage joint ventures; the Company’s business is subject to economic, political and other risks associated with international operations, including foreign currency exchange rate fluctuations; the Company may be exposed to liabilities under anti-corruption laws due to the global nature of its business; the Company’s failure to perform services in accordance with contractual requirements, certain laws and regulatory standards, and ethical considerations may subject it to significant costs or liability, damage its reputation and cause it to lose existing business or not receive new business; the Company’s services are related to treatment of human patients, and it could face liability if a patient is harmed; the Company’s relationships with existing or potential clients who are in competition with each other may adversely impact the degree to which other clients or potential clients use its services; the Company may be unable to compete effectively with other players in the biopharmaceutical services industry; changes in accounting standards may adversely affect the Company’s financial statements; the Company’s effective income tax rate may fluctuate which may adversely affect its operations, earnings, and earnings per share; the Company may not realize the full value of its goodwill and intangible assets, and may be unable to use net operating loss carry-forwards; the Company’s suppliers may increase its costs to obtain, restrict its use of or refuse to license its data, or the Company may otherwise be unable to continue to obtain products, services and licenses from third parties; the Company may be unable to protect its intellectual property; patent and other intellectual property litigation could be time-consuming and costly; biopharmaceutical industry outsourcing trends could change and adversely affect the Company’s operations and growth rate; government regulators or customers may limit the scope of prescriptions or withdraw products from the market; the U.S. and international healthcare industry is subject to political, economic and/or regulatory influences and changes, such as healthcare reform; current and proposed laws and regulations regarding the protection of personal data could result in increased risks of liability or increased cost or could limit the Company’s service offerings; the Company has substantial indebtedness, some of which have interest rates pricing using a spread over LIBOR, and may incur additional indebtedness in the future, which could adversely affect the Company’s financial condition; circumstances beyond the Company’s control could cause industry-wide reduction in demand for its services; and other factors that are set forth in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K filed with the SEC on February 21, 2020. The forward-looking statements in this release speak only as of the date hereof, and the Company undertakes no obligation to update any such statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Use of Non-GAAP Financial Measures

This press release includes EBITDA, adjusted EBITDA, adjusted net income and adjusted net income per diluted share, each of which are financial measures not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these measures provide useful supplemental information to management and investors regarding our operating results as they exclude certain items whose fluctuation from period- to- period do not necessarily correspond to changes in the operating results of our business. As a result, management and our board of directors regularly use EBITDA and adjusted EBITDA as a tool in evaluating our operating and financial performance and in establishing discretionary annual bonuses. Adjusted EBITDA is also the basis for covenant compliance EBITDA, which is used in certain covenants in the credit agreement governing our senior secured credit facilities. In addition, management believes that EBITDA, adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) facilitate comparisons of our operating results with those of other companies by backing out of GAAP net income items relating to variations in capital structures (affecting interest expense), taxation, and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We believe that EBITDA, adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) are frequently used by securities analysts, investors, and other interested parties in the evaluation of issuers, many of which also present EBITDA, adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) when reporting their results in an effort to facilitate an understanding of their operating results.

These non-GAAP financial measures have limitations as analytical tools, and you should not consider these measures in isolation, or as a substitute for analysis of our results as reported under GAAP. Additionally, because not all companies use identical calculations, these presentations of EBITDA, adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) may not be comparable to similarly titled measures of other companies.

EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) represent EBITDA and net income (including diluted net income per share), respectively, adjusted to exclude stock-based compensation expense, loss (gain) on disposal of fixed assets, loss on modification or extinguishment of debt, foreign currency losses (gains), other non-operating expense (income), transaction-related costs, acquisition-related costs, severance costs and restructuring charges, lease termination expense,  non-cash rent adjustment, adjustment to reflect amounts attributable to noncontrolling interest and other charges. Adjusted net income is also adjusted to exclude amortization of intangible assets, amortization of terminated interest rate swaps, and amortization of deferred financing costs. EBITDA, adjusted EBITDA and adjusted net income are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income or other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of our liquidity. EBITDA, adjusted EBITDA and adjusted net income have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP.

Some of these limitations are:
•EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•EBITDA and adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;
•EBITDA and adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;
•EBITDA and adjusted EBITDA do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments;

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate EBITDA and adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.

Constant Currency

Constant currency comparisons are based on translating local currency amounts in the current year period at actual foreign exchange rates for the prior year. The Company routinely evaluates its financial performance on a constant currency basis in order to facilitate period- to- period comparisons without regard to the impact of changing foreign currency exchange rates.

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
 (in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue	$873,458	$800,240	$3,183,365	$3,066,262
Operating expenses:
Direct costs (exclusive of depreciation and amortization)	437,723	386,099	1,649,001	1,539,541
Reimbursable expenses	184,264	178,398	665,761	650,080
Selling, general and administrative expenses	120,686	103,486	453,032	394,925
Transaction-related costs	—	1,263	(44,465)	1,835
Depreciation and amortization expense	33,552	29,435	131,630	114,898
Loss on disposal of fixed assets	110	158	317	1,058
Income from operations	97,123	101,401	328,089	363,925
Interest expense, net	(7,028)	(14,154)	(43,130)	(51,987)
Loss on modification or extinguishment of debt	(450)	(2,073)	(450)	(3,928)
Foreign currency losses, net	(13,463)	(4,121)	(25,499)	(2,257)
Other income (expense), net	—	239	(1)	174
Income before income taxes	76,182	81,292	259,009	305,927
Provision for income taxes	24,925	6,491	61,966	62,808
Net income	51,257	74,801	197,043	243,119
Net income attributable to noncontrolling interest	—	—	—	(99)
Net income attributable to PRA Health Sciences, Inc.	$51,257	$74,801	$197,043	$243,020
Net income per share attributable to common stockholders:
Basic	$0.80	$1.19	$3.11	$3.77
Diluted	$0.78	$1.16	$3.04	$3.68
Weighted average common shares outstanding:
Basic	63,845	62,754	63,352	64,506
Diluted	65,350	64,213	64,758	66,004

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(unaudited)

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$506,303	$236,232
Restricted cash	—	38
Accounts receivable and unbilled services, net of allowance for credit losses of $3,064 as of December 31, 2020	843,905	658,517
Prepaid expenses and other current assets	99,006	88,141
Income taxes receivable	11,300	2,639
Total current assets	1,460,514	985,567
Fixed assets, net	194,620	180,716
Operating lease right-of-use assets	178,144	186,343
Goodwill	1,691,007	1,502,756
Intangible assets, net	599,885	638,577
Deferred tax assets	14,725	10,282
Deferred financing fees	2,677	3,377
Other assets	36,929	36,812
Total assets	$4,178,501	$3,544,430
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of borrowings under credit facilities	$91,300	$88,800
Current portion of long-term debt	25,000	25,000
Accounts payable	56,935	55,293
Accrued expenses and other current liabilities	317,183	302,705
Income taxes payable	3,192	2,094
Current portion of operating lease liabilities	39,631	37,603
Advanced billings	732,782	505,714
Total current liabilities	1,266,023	1,017,209
Deferred tax liabilities	63,451	78,511
Long-term debt, net	1,158,668	1,140,178
Long-term portion of operating lease liabilities	158,983	172,370
Other long-term liabilities	52,191	46,171
Total liabilities	2,699,316	2,454,439
Commitments and contingencies
Stockholders' equity:
Preferred stock (100,000,000 authorized shares; $0.01 par value)
Issued and outstanding -- none	—	—
Common stock (1,000,000,000 authorized shares; $0.01 par value)
Issued and outstanding -- 64,538,729 and 63,491,550 at December 31, 2020 and 2019, respectively	645	635
Additional paid-in capital	1,137,028	1,006,182
Accumulated other comprehensive loss	(98,813)	(160,108)
Retained earnings	440,325	243,282
Total stockholders' equity	1,479,185	1,089,991
Total liabilities and stockholders' equity	$4,178,501	$3,544,430

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Years Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income	$197,043	$243,119
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	131,630	114,898
Amortization of debt issuance costs and discount	1,691	1,814
Amortization of terminated interest rate swaps	4,559	6,538
Stock-based compensation expense	69,413	45,834
Unrealized foreign currency losses (gains)	30,858	(6,467)
Loss on modification or extinguishment of debt	450	519
Loss on disposal of fixed assets	317	1,058
Change in fair value of acquisition-related contingent consideration	(44,500)	—
Deferred income taxes	(20,294)	(23,907)
Other reconciling items	8,953	606
Changes in operating assets and liabilities, net of acquired assets and assumed liabilities:
Accounts receivable and unbilled services	(172,222)	(89,304)
Prepaid expenses and other assets	(6,443)	(13,660)
Accounts payable and other liabilities	11,089	21,584
Income taxes	(61)	(31,029)
Advanced billings	214,695	65,213
Payment of acquisition-related contingent consideration	—	(83,249)
Net cash provided by operating activities	427,178	253,567
Cash flows from investing activities:
Purchase of fixed assets	(66,808)	(74,294)
Proceeds from the sale of fixed assets	32	26
Cash (paid) received for interest on interest rate swap	(8,300)	667
Return of joint venture capital contribution	—	418
Acquisition of Care Innovations, Inc., net of cash acquired	(158,824)	—
Net cash used in investing activities	(233,900)	(73,183)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	1,300,000
Repayment of long-term debt	(25,000)	(1,216,533)
Proceeds from accounts receivable financing agreement	42,500	30,000
Repayment on accounts receivable financing agreement	—	(30,000)
Borrowings on line of credit	100,000	233,800
Repayments of line of credit	(97,500)	(145,000)
Payment for debt issuance costs	(920)	(4,541)
Acquisition of noncontrolling interest	—	(4,138)
Proceeds from stock issued under employee stock purchase plan and stock option exercises	58,349	45,819
Taxes paid related to net shares settlement of equity awards	—	(114)
Repurchase and retirement of common stock	—	(300,000)
Net cash provided by (used in) financing activities	77,429	(90,707)
Effects of foreign exchange changes on cash, cash equivalents, and restricted cash	(674)	1,884
Change in cash, cash equivalents, and restricted cash	270,033	91,561
Cash, cash equivalents, and restricted cash, beginning of year	236,270	144,709
Cash, cash equivalents, and restricted cash, end of year	$506,303	$236,270

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income attributable to PRA Health Sciences, Inc.	$51,257	$74,801	$197,043	$243,020
Depreciation and amortization expense	33,552	29,435	131,630	114,898
Interest expense, net	7,028	14,154	43,130	51,987
Provision for income taxes	24,925	6,491	61,966	62,808
EBITDA	116,762	124,881	433,769	472,713
Stock-based compensation expense (a)	18,800	15,427	69,413	45,834
Loss on disposal of fixed assets, net (b)	110	158	317	1,058
Loss on modification or extinguishment of debt (c)	450	2,073	450	3,928
Foreign currency losses, net (d)	13,463	4,121	25,499	2,257
Other non-operating (income) expense, net (e)	—	(239)	1	(174)
Transaction-related costs (f)	—	1,263	(44,465)	1,835
Acquisition-related costs (g)	1,429	448	3,006	4,782
Lease termination expense (h)	—	—	—	(266)
Non-cash rent adjustment (i)	(883)	(342)	(953)	(21)
Other charges	2,372	702	5,013	702
Non-operating income attributable to noncontrolling interest	—	—	—	190
Adjusted EBITDA	$152,503	$148,492	$492,050	$532,838

Net income attributable to PRA Health Sciences, Inc.	$51,257	$74,801	$197,043	$243,020
Provision for income taxes	24,925	6,491	61,966	62,808
Amortization of intangible assets	19,072	17,156	76,262	68,590
Amortization of deferred financing costs	425	450	1,691	1,814
Amortization of terminated interest rate swaps	—	1,579	4,559	6,538
Stock-based compensation expense (a)	18,800	15,427	69,413	45,834
Loss on disposal of fixed assets, net (b)	110	158	317	1,058
Loss on modification or extinguishment of debt (c)	450	2,073	450	3,928
Foreign currency losses, net (d)	13,463	4,121	25,499	2,257
Other non-operating (income) expense, net (e)	—	(239)	1	(174)
Transaction-related costs (f)	—	1,263	(44,465)	1,835
Acquisition-related costs (g)	1,429	448	3,006	4,782
Lease termination expense (h)	—	—	—	(266)
Non-cash rent adjustment (i)	(883)	(342)	(953)	(21)
Other charges	2,372	702	5,013	702
Non-operating income attributable to noncontrolling interest	—	—	—	190
Adjusted pre-tax income	131,420	124,088	399,802	442,895
Adjusted tax expense (j)	(30,226)	(25,352)	(91,955)	(101,866)
Adjusted net income	$101,194	$98,736	$307,847	$341,029

Diluted weighted average common shares outstanding	65,350	64,213	64,758	66,004

Adjusted net income per diluted share	$1.55	$1.54	$4.75	$5.17

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(in millions, except per share amounts)
(unaudited)

(a)Stock-based compensation expense represents the amount of recurring non-cash expense related to the Company’s equity compensation programs.
(b)Loss on disposal of fixed assets represents the costs incurred in connection with the sale or disposition of fixed assets, primarily IT equipment and furniture and fixtures. We exclude these losses from adjusted EBITDA and adjusted net income because they result from investing decisions rather than from decisions made related to our ongoing operations.
(c)Loss on modification or extinguishment of debt relates to costs incurred in connection with changes to our long-term debt. We exclude these losses from adjusted EBITDA and adjusted net income because they result from financing decisions rather than from decisions made related to our ongoing operations.
(d)Foreign currency losses, net primarily relates to gains or losses that arise in connection with the revaluation of short-term inter-company balances between our domestic and international subsidiaries. In addition, this amount includes gains or losses from foreign currency transactions, such as those resulting from the settlement of third-party accounts receivable and payables denominated in a currency other than the local currency of the entity making the payment. We exclude these gains and losses from adjusted EBITDA and adjusted net income because they result from financing decisions rather than from decisions made related to our ongoing operations and because fluctuations from period- to- period do not necessarily correspond to changes in our operating results.
(e)Other non-operating (income) expense, net represents income and expense that are non-operating and whose fluctuations from period- to -period do not necessarily correspond to changes in our operating results.
(f)Transaction-related costs include fees associated with our secondary offerings, stock-based compensation expense related to the transfer restrictions on vested options, costs associated with acquisition related earn-out liabilities, and expenses associated with our acquisitions.
(g)Acquisition-related costs primarily consist of professional fees, rebranding costs, the elimination of redundant facilities and any other costs incurred directly related to the integration of these acquisitions.
(h)Lease termination expense represents charges incurred in connection with the termination of leases at locations that are no longer being used.
(i)We have escalating leases that require the amortization of rent expense on a straight-line basis over the life of the lease. The non-cash rent adjustment represents the difference between rent expense recorded in the consolidated statement of operations and the amount of cash actually paid.
(j)Represents the tax effect of adjusted pre-tax income at our estimated effective tax rate.